EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact:

Andrew D. Demott, Jr.		Hala Elsherbini, Halliburton Investor Relations
COO, CFO & Treasurer	OR	(972) 458-8000
(727) 803-7135

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS THIRD QUARTER

OPERATING RESULTS

●	Net Sales Increase 8.4%
●	Earnings Per Share (Diluted) Increases over 16%
●	12th Consecutive Quarter with Sales Increase

SEMINOLE, Florida – October 22, 2015 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the third quarter ended September 30, 2015, net sales increased 8.4 percent to $56.7 million compared with 2014 third quarter net sales of $52.3 million. Net income for the 2015 third quarter was $4.0 million, or $0.28 per diluted share, compared with $3.4 million, or $0.24 per diluted share, reported for the quarter ended September 30, 2014.

Michael Benstock, Chief Executive Officer, commented, “We are pleased to report an increase of 8.4 percent in net sales representing our 12th consecutive quarterly net sales increase. We continue to see positive results from our growth strategies, demonstrated by our recently awarded second GPO (Group Purchasing Organization) contract. We are also quite pleased to report an increase of approximately 16.7 percent in our earnings per diluted share in the current quarter.

“Operationally, we are meeting our growth milestones, and customer response to our product offerings remains strong in all areas of our business. Our solid financial position and healthy balance sheet allows us to respond more easily to changing market and economic conditions while continuing to deliver organic growth supplemented by accretive acquisitions.”

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CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, October 22, 2015 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (877) 317-6789 for U.S. dialers and (412) 317-6789 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on October 29, 2015. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10073406 for all replay access.

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group primarily sells its products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

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Comparative figures are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2015	2014

Net sales	$56,662,000	$52,291,000

Costs and expenses:
Cost of goods sold	37,438,000	33,858,000
Selling and administrative expenses	13,513,000	13,121,000
Interest expense	130,000	144,000
	51,081,000	47,123,000

Income before taxes on income	5,581,000	5,168,000
Income tax expense	1,550,000	1,800,000
Net income	$4,031,000	$3,368,000

Weighted average number of shares outstanding during the period
(Basic)	13,833,561	13,375,566
(Diluted)	14,585,688	14,004,202
Per Share Data:
Basic
Net income	$0.29	$0.25
Diluted
Net income	$0.28	$0.24

Cash dividends per common share	$0.083	$0.075

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30,

(Continued)

(Unaudited)

	2015	2014

Net sales	$157,125,000	$146,548,000

Costs and expenses:
Cost of goods sold	103,574,000	95,053,000
Selling and administrative expenses	38,958,000	38,230,000
Interest expense	395,000	352,000
	142,927,000	133,635,000

Income before taxes on income	14,198,000	12,913,000
Income tax expense	4,500,000	4,420,000

Net income	$9,698,000	$8,493,000

Weighted average number of shares outstanding during the period
(Basic)	13,716,376	13,237,438
(Diluted)	14,570,371	13,735,494
Per Share Data:
Basic
Net income	$0.71	$0.64
Diluted
Net income	$0.67	$0.62

Cash dividends per common share	$0.233	$0.210

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2015	December 31,
	(Unaudited)	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,074,000	$4,586,000
Accounts receivable, less allowance for doubtful accounts of $840,000 and $680,000, respectively	35,059,000	27,956,000
Accounts receivable - other	3,088,000	4,135,000
Inventories	62,284,000	58,282,000
Prepaid expenses and other current assets	4,813,000	4,497,000
TOTAL CURRENT ASSETS	108,318,000	99,456,000

PROPERTY, PLANT AND EQUIPMENT, NET	19,106,000	16,285,000
OTHER INTANGIBLE ASSETS, NET	14,738,000	16,288,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	4,485,000	3,636,000
OTHER ASSETS	1,180,000	137,000
	$151,962,000	$139,937,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,497,000	$9,706,000
Other current liabilities	8,125,000	8,995,000
Current portion of long-term debt	3,000,000	2,375,000
Current portion of acquisition-related contigent liability	1,978,000	1,189,000
TOTAL CURRENT LIABILITIES	28,600,000	22,265,000

LONG TERM DEBT	21,130,000	22,660,000
LONG-TERM PENSION LIABILITY	6,826,000	8,084,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	3,848,000	5,745,000
OTHER LONG-TERM LIABILITIES	480,000	580,000
DEFERRED INCOME TAXES	-	191,000
TOTAL SHAREHOLDERS' EQUITY	91,078,000	80,412,000
	$151,962,000	$139,937,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,698,000	$8,493,000
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	2,834,000	2,842,000
Provision for bad debts - accounts receivable	232,000	141,000
Share-based compensation expense	1,285,000	1,338,000
Deferred income tax (benefit) provision	(1,361,000)	130,000
Loss (gain) on disposals of property, plant and equipment	13,000	(91,000)
Accretion of acquisition-related contingent liability	92,000	96,000
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(7,335,000)	(7,091,000)
Accounts receivable - other	1,047,000	530,000
Inventories	(4,002,000)	(5,958,000)
Prepaid expenses and other current assets	(316,000)	608,000
Other assets	(1,043,000)	14,000
Accounts payable	5,791,000	2,918,000
Other current liabilities	(890,000)	91,000
Long-term pension liability	(333,000)	68,000
Other long-term liabilities	(100,000)	(65,000)
Net cash provided from operating activities	5,612,000	4,064,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,118,000)	(4,334,000)
Disposals of property, plant and equipment	-	128,000
Net cash used in investing activities	(4,118,000)	(4,206,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	44,460,000	46,197,000
Repayment of long-term debt	(45,365,000)	(47,322,000)
Payment of cash dividends	(3,128,000)	(2,675,000)
Payment of contingent liability	(1,200,000)	-
Proceeds received on exercise of stock options	1,501,000	1,461,000
Excess tax benefit from exercise of stock options and SARS	726,000	188,000
Net cash used in financing activities	(3,006,000)	(2,151,000)

Net decrease in cash and cash equivalents	(1,512,000)	(2,293,000)

Cash and cash equivalents balance, beginning of year	4,586,000	5,316,000

Cash and cash equivalents balance, end of period	$3,074,000	$3,023,000

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